                                                                    EXHIBIT 99.1

                                                                  Execution Copy

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

              BAKER HUGHES INCORPORATED, BAKER HUGHES MERGER, INC.

                                      AND

                           DRILEX INTERNATIONAL INC.

                           DATED AS OF APRIL 16, 1997

                               TABLE OF CONTENTS

                               ARTICLE I
                              THE MERGER
1.1   The Merger; Effective Time of the Merger....................    1
1.2   Closing.....................................................    1
1.3   Effects of the Merger.......................................    1
ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
2.1   Effect on Capital Stock.....................................    2
2.2   Exchange of Certificates....................................    4
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1   Representations and Warranties of Drilex....................    6
3.2   Representations and Warranties of Baker Hughes and Sub......   16
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS OF DRILEX
4.1   Conduct of Business by Drilex Pending the Merger............   29
4.2   No Solicitation.............................................   31
4.3   Conduct of Business by Baker Hughes Pending the Merger......   32
ARTICLE V
ADDITIONAL AGREEMENTS
5.1   Preparation of S-4 and the Proxy Statement..................   33
5.2   Letter of Drilex's Accountants..............................   33
5.3   Letter of Baker Hughes's Accountants........................   34
5.4   Access to Information.......................................   34
5.5   Drilex Stockholders Meeting.................................   34
5.6   Filings; Other Action.......................................   34
5.7   Agreements of Others........................................   35
5.8   Authorization for Shares and Stock Exchange Listing.........   35
5.9   Employee Matters............................................   35
5.10  Stock Options...............................................   36
5.11  Indemnification; Directors' and Officers' Insurance.........   37
5.12  Drilex Credit Agreement.....................................   38
5.13  Agreement to Defend.........................................   38
5.14  Public Announcements........................................   38
5.15  Other Actions...............................................   38
5.16  Advice of Changes; SEC Filings..............................   39
5.17  Reorganization..............................................   39
5.18  Accounting Matters..........................................   39
ARTICLE VI
CONDITIONS PRECEDENT
6.1   Conditions to Each Party's Obligation to Effect the
      Merger......................................................   39
6.2   Conditions of Obligations of Baker Hughes and Sub...........   40
6.3   Conditions of Obligations of Drilex.........................   42

ARTICLE VII
TERMINATION AND AMENDMENT
7.1   Termination.................................................   42
7.2   Effect of Termination.......................................   44
7.3   Amendment...................................................   45
7.4   Extension; Waiver...........................................   45
ARTICLE VIII
GENERAL PROVISIONS
8.1   Payment of Expenses.........................................   46
8.2   Nonsurvival of Representations, Warranties and Agreements...   46
8.3   Notices.....................................................   46
8.4   Interpretation..............................................   47
8.5   Counterparts................................................   47
8.6   Entire Agreement; No Third Party Beneficiaries..............   47
8.7   Governing Law...............................................   47
8.8   No Remedy in Certain Circumstances..........................   48
8.9   Assignment..................................................   48
8.10  Schedules...................................................   48

                           GLOSSARY OF DEFINED TERMS

Acquisition Proposal........................................  4.2(e)
Affiliates..................................................  5.7
Agreement...................................................  Preamble
Antitrust Laws..............................................  7.2(c)
Average Closing Price.......................................  2.1(d)
Baker Hughes................................................  Preamble
Baker Hughes Common Stock...................................  2.1(c)
Baker Hughes Employee Benefit Plans.........................  3.2(l)(iii)
Baker Hughes Equity Plans...................................  3.2(b)
Baker Hughes ERISA Affiliate................................  3.2(l)(i)
Baker Hughes Intangible Property............................  3.2(n)
Baker Hughes Litigation.....................................  3.2(j)
Baker Hughes Order..........................................  3.2(j)
Baker Hughes Pension Plans..................................  3.2(l)(i)
Baker Hughes Permits........................................  3.2(i)
Baker Hughes Preferred Stock................................  3.2(b)
Baker Hughes SEC Documents..................................  3.2(d)
Bank Credit Facility........................................  5.12
CERCLA......................................................  3.1(o)(A)
Certificate of Merger.......................................  1.1
Certificates................................................  2.2(b)
Closing.....................................................  1.1
Closing Date................................................  1.2
Code........................................................  Recitals
Confidentiality Agreement...................................  5.4
Constituent Corporations....................................  1.3(a)
DGCL........................................................  1.1
Drilex......................................................  Preamble
Drilex Common Stock.........................................  2.1
Drilex Employee Benefit Plans...............................  3.1(l)(iv)
Drilex ERISA Affiliate......................................  3.1(l)(i)
Drilex Intangible Property..................................  3.1(n)
Drilex Litigation...........................................  3.1(j)
Drilex Order................................................  3.1(j)
Drilex Pension Plans........................................  3.1(l)(i)
Drilex Permits..............................................  3.1(i)
Drilex Preferred Stock......................................  3.1(b)
Drilex Representatives......................................  4.2(a)
Drilex SEC Documents........................................  3.1(d)
Drilex Stock Option.........................................  5.10(a)
Drilex Stock Plan...........................................  3.1(b)
Drilex Value................................................  2.1(e)(vii)
Drilex Warrants.............................................  3.1(b)
EBITDA......................................................  2.1(e)(ii)
Effective Time..............................................  1.1
Environmental Law...........................................  3.1(o)(A)
ERISA.......................................................  3.1(l)(i)
Exchange Act................................................  3.1(c)(iii)
Exchange Agent..............................................  2.2(a)
Exchange Fund...............................................  2.2(a)
Exchange Ratio..............................................  2.1(c)

GAAP........................................................  3.1(d)
Governmental Entity.........................................  3.1(c)(iii)
Hazardous Materials.........................................  3.1(o)(B)
HSR Act.....................................................  3.1(c)(iii)
Indemnified Liabilities.....................................  5.11(a)
Indemnified Parties.........................................  5.11(a)
Injunction..................................................  6.1(e)
IRS.........................................................  3.1(k)(ii)
Material Adverse Change.....................................  3.1(a)
Material Adverse Effect.....................................  3.1(a)
Merger......................................................  Recitals
Monthly.....................................................  2.1(e)(iv)
Monthly Statements..........................................  2.1(e)(v)
NYSE........................................................  2.1(d)
OSHA........................................................  3.1(o)(A)
PBGC........................................................  3.1(l)(iii)
Pricing Period..............................................  2.1(d)
Proxy Statement.............................................  3.1(c)(iii)
Release.....................................................  3.1(o)(C)
Remedial Action.............................................  3.1(o)(D)
Returns.....................................................  3.1(k)(i)
Revenue.....................................................  2.1(e)(i)
S-4.........................................................  3.1(e)
SEC.........................................................  3.1(a)
Securities Act..............................................  3.1(d)
Significant Subsidiary......................................  3.1(a)
Stockholder Agreement.......................................  Recitals
Surviving Corporation.......................................  1.3(a)
Sub.........................................................  Preamble
Subsidiary..................................................  2.1(b)
Taxes.......................................................  3.1(k)
Test Period.................................................  2.1(e)(iii)
Unexercisable Option........................................  5.10(c)
Voting Debt.................................................  3.1(b)

                 SCHEDULES TO THE AGREEMENT AND PLAN OF MERGER

       SCHEDULE NO.                                 DESCRIPTION
       ------------                                 -----------
3.1(a)                      -- Significant Subsidiaries; Jurisdiction of Incorporation
3.1(b)                      -- Capital Structure
3.1(c)                      -- Authority; No Violations; Consents and Approvals
3.1(d)                      -- SEC Documents
3.1(f)                      -- Absence of Certain Changes or Events
3.1(g)                      -- No Undisclosed Material Liabilities
3.1(h)                      -- No Default
3.1(i)                      -- Compliance with Applicable Laws
3.1(j)                      -- Litigation
3.1(k)(i),(ii),(iii),(vi)   -- Taxes
3.1(l)(ii),(v)              -- Pension and Benefit Plans; ERISA
3.1(m)(i),(ii)              -- Labor Matters
3.1(n)                      -- Intangible Property
3.1(o)                      -- Environmental Matters
3.1(t)                      -- Brokers
3.1(u)                      -- Tax Matters
4.1(a)                      -- Ordinary Course
4.1(b)                      -- Dividends; Changes in Stock
4.1(c)                      -- Issuance of Securities
4.1(e)                      -- No Acquisitions
4.1(f)                      -- No Dispositions
4.1(h)                      -- Certain Employee Matters
4.1(i)                      -- Indebtedness; Leases; Capital Expenditures
5.9                         -- Employee Matters
3.2(b)                      -- Capital Structure
3.2(f)                      -- Absence of Certain Changes or Events
3.2(g)                      -- No Undisclosed Material Liabilities
3.2(h)                      -- No Default
3.2(i)                      -- Compliance with Applicable Laws
3.2(j)                      -- Litigation
3.2(k)(i),(ii),(iii)        -- Taxes
3.2(m)                      -- Labor Matters
3.2(n)                      -- Intangible Property
3.2(o)                      -- Environmental Matters
3.2(u)                      -- Tax Matters

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 16, 1997 (this "Agreement"), among Baker Hughes Incorporated, a Delaware corporation ("Baker Hughes"), Baker Hughes Merger, Inc., a Delaware corporation and a direct wholly owned subsidiary of Baker Hughes ("Sub"), and Drilex International Inc., a Delaware corporation ("Drilex").

     WHEREAS, the Boards of Directors of Baker Hughes, Sub and Drilex each have determined that it is in the best interests of their respective stockholders for Sub to merge with and into Drilex (the "Merger") upon the terms and subject to the conditions of this Agreement;

     WHEREAS, concurrently with the execution and delivery hereof, DRLX Partners, L.P., the owner of approximately 61.8% of the outstanding Drilex Common Stock (as hereinafter defined), is entering into a Stockholder Agreement (the "Stockholder Agreement") with Baker Hughes providing for, among other things, the voting of the shares of Drilex Common Stock owned by DRLX Partners, L.P. and the grant to Baker Hughes of an option to purchase a portion of such shares of Drilex Common Stock;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests; and

     WHEREAS, Baker Hughes, Sub and Drilex desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger; Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into Drilex at the Effective Time (as hereinafter defined). The Merger shall become effective immediately when a certificate of merger (the "Certificate of Merger"), prepared and executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware or, if agreed to by the parties, at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). The filing of the Certificate of Merger shall be made as soon as practicable on or after the closing of the Merger (the "Closing").

     1.2 Closing. The Closing shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions set forth in Article VI (the "Closing Date"), at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, provided that the Closing Date shall be delayed if the Drilex Value has not been determined until the business day after the Drilex Value has been determined, unless another date or place is agreed to in writing by the parties.

     1.3 Effects of the Merger. (a) At the Effective Time: (i) Sub shall be merged with and into Drilex, the separate existence of Sub shall cease and Drilex shall continue as the surviving corporation (Sub and Drilex are sometimes referred to herein as the "Constituent Corporations" and Drilex is sometimes referred to herein as the "Surviving Corporation"); (ii) the Restated Certificate of Incorporation of Drilex as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of Drilex as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     (b) The directors of Sub at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, and the officers of Drilex at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Restated Certificate of Incorporation and Bylaws.

     (c) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of Drilex ("Drilex Common Stock") or capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the common stock of Sub shall be converted into and become 10,000 fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Baker Hughes-Owned Stock. Each share of Drilex Common Stock and all other shares of capital stock of Drilex that are owned by Drilex as treasury stock and any shares of Drilex Common Stock and all other shares of capital stock of Drilex owned by Baker Hughes, Sub or any other wholly owned Subsidiary (as hereinafter defined) of Baker Hughes or Drilex shall be canceled and retired and shall cease to exist and no stock of Baker Hughes or other consideration shall be delivered or deliverable in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

          (c) Exchange Ratio for Drilex Common Stock. Subject to the provisions of Section 2.2(e) hereof, each share of Drilex Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into a fraction of a duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of Baker Hughes ("Baker Hughes Common Stock"), calculated by dividing (i) the Drilex Value by (ii) the Average Closing Price, rounded to four decimal places (such fraction being referred to herein as the "Exchange Ratio"). All such shares of Drilex Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Baker Hughes Common Stock and cash in lieu of fractional shares of Baker Hughes Common Stock as contemplated by
     Section 2.2(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

          (d) Average Closing Price. "Average Closing Price" shall mean the average of the per share closing prices of Baker Hughes Common Stock as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. ("NYSE") for the ten consecutive trading days ending immediately prior to the second trading day prior to the Closing Date (the "Pricing Period"), appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or similar transactions; provided, however, that if any ex-dividend trading with respect to any regular quarterly cash dividend on Baker Hughes Common Stock occurs on or after the first day of the Pricing Period and prior to the Closing Date, then for purposes of calculating the Average Closing Price (x) if the related record date occurs prior to the Effective Time, the closing price of Baker Hughes Common Stock for each day prior to the related ex-dividend date included in the Pricing Period shall be reduced by the amount per share of such dividend and (y) if the related record date occurs at or after the Effective Time, the closing price of Baker Hughes Common Stock for each day on or after such ex-dividend date included in the Pricing Period shall be increased by the amount per share of such dividend.

          (e) Drilex Value. For purposes of this Agreement:

             (i) "Revenue" with respect to a period means the net revenues of Drilex for such period, determined on a consolidated basis in accordance with GAAP (as defined herein) applied on a basis consistent with that used in preparing the financial statements of Drilex referred to in
        Section 3.1(d), as finally determined pursuant to the procedures set forth in this Section 2.1.

             (ii) "EBITDA" with respect to a period means the net income plus interest expense, provision for income taxes, and depreciation and amortization of Drilex for such period, determined on a consolidated basis in accordance with GAAP applied on a basis consistent with that used in preparing the financial statements of Drilex referred to in
        Section 3.1(d), as finally determined pursuant to the procedures set forth in this Section 2.1.

             (iii) "Test Period" means the period from April 1, 1997 to (i) April 30, 1997, if the Closing occurs prior to June 15, 1997 (or if the Closing would have occurred prior to such date except for delay caused by the procedures of Section 2.1(e)(vi)), (ii) May 31, 1997, if the Closing occurs prior to July 15, 1997 (or if the Closing would have occurred prior to such date except for delay caused by the procedures of
        Section 2.1(e)(vi)) and (iii) June 30, 1997, otherwise.

             (iv) "Monthly," when used with respect to Revenue or EBITDA, means the total amount of Revenue or EBITDA, as the case may be, for the Test Period divided by the number of months in the Test Period.

             (v) As soon as available after the end of each of April, May and June 1997 but in any event by the 20th day of the next month, Drilex shall prepare, with the input and participation of Baker Hughes, and shall furnish to Baker Hughes financial statements (a balance sheet and income statement) of Drilex for such month and for the period from April 1, 1997 to the end of such month, prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with that used in preparing the financial statements of Drilex referred to in Section 3.1(d) (the "Monthly Statements"). Drilex shall provide Baker Hughes with access to preliminary copies and drafts of the Monthly Statements. Such Monthly Statements shall include a calculation of Revenue and EBITDA (calculated separately for purposes of Section 2.1(e)(vii) and Section 7.1(c)(v)) for such month and for the Test Period, and shall be certified by the Chief Financial Officer and the Chief Executive Officer of Drilex as having been prepared in accordance with the requirements of this Agreement.

             (vi) Drilex shall provide Baker Hughes with access to copies of all work papers and other relevant documents to permit Baker Hughes to verify the accuracy of the Monthly Statements. Baker Hughes shall have a period of ten calendar days after delivery of the Monthly Statements for April 1997, May 1997 and June 1997 to review them and make any objections it may have in writing to Drilex. If written objections to such Monthly Statements are delivered to Drilex by Baker Hughes within such period, then Drilex and Baker Hughes shall attempt to resolve the matter or matters in dispute. If no written objections are made by Drilex within such period, then such Monthly Statements shall be final and binding on the parties hereto. If disputes with respect to such Monthly Statements cannot be resolved by Drilex and Baker Hughes within five business days after the delivery of the objections to such Monthly Statements, then the specific matters in dispute shall be submitted to Deloitte & Touche LLP or such other independent accounting firm as may be approved by Drilex and Baker Hughes, which firm shall decide such matters. Such independent accounting firm will send to Drilex and Baker Hughes its determination on the specified matters in dispute within five business days of such submission, which determination shall be final and binding on the parties hereto. The fees and expenses of such independent accounting firm shall be borne by one-half by Drilex and one-half by Baker Hughes.

             (vii) The "Drilex Value" shall be $15.00, unless Monthly Revenue exceeds $6,000,000 and Monthly EBITDA exceeds $1,000,000, each as finally determined in accordance with this Section 2.1, in which case the Drilex Value shall be $16.00 (subject to the provisions of Sections 6.2(e) and 7.1(c)(vi)).

             (viii) For purposes of determining Revenue and EBITDA for any period, (1) amounts attributable to OEM sales (accounted consistently with Drilex's past practice) (but not ordinary sales under existing contracts) destined to ultimate purchasers outside the United States, the United Kingdom, Canada, Argentina and Venezuela shall be excluded
        (x) with respect to the calculations for purposes of Section 2.1(e)(vii), to the extent of transactions generating revenues in excess of $500,000 in the aggregate during such period, and (y) with respect to the calculations for purposes of Section 7.1(c)(v), to the extent of any single transaction (or group of related transactions) generating revenues in excess of $300,000 per transaction (or group of related transactions); (2) the effects of any investment banking, legal and other advisory fees and expenses, employment costs arising from the agreements referred to in Schedule 5.9 or other expenses primarily attributable to, or resulting from, this Agreement and the transactions contemplated hereby shall be excluded; and (3) the effects of any adjustment or change in accruals or reserves except to the extent made pursuant to GAAP consistent with past practices resulting from events occurring after March 31, 1997 shall be excluded.

          (f) Treatment of Stock Options. Each outstanding Drilex Stock Option (as defined in Section 5.10) shall be treated as provided in Section 5.10.

          (g) Drilex Warrants. Baker Hughes shall agree to be bound by the conversion provisions of the Drilex Warrants (as defined in Section 3.1(b)), such that the Drilex Warrants shall be exercisable for Baker Hughes Common Stock based on the Exchange Ratio in accordance with the terms of Drilex Warrants.

     2.2 Exchange of Certificates.

          (a) Exchange Agent. As of the Effective Time, Baker Hughes shall deposit, or cause to be deposited, with Baker Hughes's transfer agent for Baker Hughes Common Stock or such other bank or trust company designated by Baker Hughes and reasonably acceptable to Drilex (the "Exchange Agent"), for the benefit of the holders of shares of Drilex Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Baker Hughes Common Stock (such shares of Baker Hughes Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Drilex Common Stock, together with cash in lieu of fractional shares as provided herein. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Baker Hughes Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Drilex Common Stock (the "Certificates"), which holder's shares of Drilex Common Stock were converted into the right to receive shares of Baker Hughes Common Stock pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Baker Hughes may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Baker Hughes Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Baker Hughes, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Baker Hughes Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and cash in lieu of fractional shares of Baker Hughes Common Stock as contemplated by Section 2.2(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Drilex Common Stock which is not registered in the transfer records of Drilex, a certificate representing the appropriate number of shares of Baker Hughes Common Stock may be issued to a transferee if the Certificate representing such Drilex Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Baker Hughes Common Stock and cash in lieu of any fractional shares of Baker Hughes Common Stock as contemplated by this Section 2.2. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Baker Hughes Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Baker Hughes Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of Baker Hughes Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Baker Hughes Common Stock to which such holder is entitled pursuant to
     Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Baker Hughes Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Baker Hughes Common Stock.

          (d) No Further Ownership Rights in Drilex Common Stock. All shares of Baker Hughes Common Stock issued upon the surrender for exchange of shares of Drilex Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Drilex Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Drilex on such shares of Drilex Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Drilex Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
     Article II.

          (e) No Fractional Shares. No certificates or scrip representing fractional shares of Baker Hughes Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and, except as provided in this Section 2.2(e), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Baker Hughes. In lieu of any fractional security, each holder of shares of Drilex Common Stock who would otherwise have been entitled to a fraction of a share of Baker Hughes Common Stock upon surrender of Certificates for exchange pursuant to this
     Article II will be paid an amount in cash (without interest) equal to the Average Closing Price multiplied by the fractional interest the holder would otherwise be entitled to receive.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of Baker Hughes Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of Drilex for one year after the Effective Time shall be delivered to Baker Hughes, upon demand, and any stockholders of Drilex who have not theretofore complied with this Article II shall thereafter look only to Baker Hughes for payment of their claim for Baker Hughes Common Stock, any cash in lieu of fractional shares of Baker Hughes Common Stock and any dividends or distributions with respect to Baker Hughes Common Stock.

          (g) No Liability. Neither Baker Hughes nor Drilex shall be liable to any holder of shares of Drilex Common Stock or Baker Hughes Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Baker Hughes Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Drilex. Drilex represents and warrants to Baker Hughes and Sub as follows:

          (a) Organization, Standing and Power. Each of Drilex and its Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below) on Drilex. Drilex has heretofore delivered to Baker Hughes complete and correct copies of its Restated Certificate of Incorporation and Bylaws. All Significant Subsidiaries of Drilex and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a). As used in this Agreement: (i) a "Significant Subsidiary" means any Subsidiary of Drilex or Baker Hughes, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); and
     (ii) a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of Drilex or Baker Hughes, as the case may be, any effect or change that is or, as far as can be reasonably determined, is reasonably likely to be, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of such party and its Subsidiaries taken as a whole.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of Drilex consists of 25,000,000 shares of Drilex Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("Drilex Preferred Stock"). At the close of business on April 1, 1997: (i) 6,663,356 shares of

     Drilex Common Stock and no shares of Drilex Preferred Stock were issued and outstanding, 184,187 shares of Drilex Common Stock were reserved for issuance pursuant to outstanding options under Drilex's Stock Option Plan (the "Drilex Stock Plan") and 180,981 shares of Drilex Common Stock were reserved for issuance pursuant to outstanding warrants to purchase Drilex Common Stock at an exercise price of $5.53 per share, subject to adjustment (the "Drilex Warrants"), (ii) 96,523 shares of Drilex Common Stock were held by Drilex in its treasury; and (iii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Drilex stockholders may vote ("Voting Debt") were issued or outstanding. Except as set forth on
     Schedule 3.1(b), all outstanding shares of Drilex Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 3.1(b), all outstanding shares of capital stock of the Subsidiaries of Drilex are owned by Drilex, or a direct or indirect wholly owned Subsidiary of Drilex, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.1(b) or on Schedule 3.1(b) and except for changes since April 1, 1997 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the Drilex Stock Plan, the exercise of the Drilex Warrants or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Drilex; (ii) no securities of Drilex or any Subsidiary of Drilex convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Drilex or any Subsidiary of Drilex; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Drilex or any Subsidiary of Drilex is a party or by which it is bound in any case obligating Drilex or any Subsidiary of Drilex to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Drilex or of any Subsidiary of Drilex, or obligating Drilex or any Subsidiary of Drilex to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.1(b), there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Drilex is a party or by which it is bound relating to the voting of any shares of the capital stock of Drilex that will limit in any way the solicitation of proxies by or on behalf of Drilex from, or the casting of votes by, the stockholders of Drilex with respect to the Merger. Except as set forth on Schedule 3.1(b), there are no restrictions on Drilex to vote the stock of any of its Subsidiaries.

          (c) Authority; No Violations; Consents and Approvals.

             (i) The Board of Directors of Drilex has, by vote of the directors with no negative vote, (i) approved the Merger and the Merger Agreement and declared the Merger and the Merger Agreement to be in the best interests of the stockholders of Drilex and (ii) approved for all purposes (including, without limitation, purposes of Section 203 of the DGCL) the transactions contemplated by the Stockholder Agreement (including, without limitation, the grant and exercise of the option contained therein). The directors have advised Drilex and Baker Hughes that they currently intend to vote or cause to be voted all of the shares beneficially owned by them and their affiliates in favor of approval of the Merger and the Merger Agreement. Drilex has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Drilex in accordance with the DGCL, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Drilex, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Drilex in accordance with the DGCL. This Agreement has been duly executed and delivered by Drilex and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Drilex in accordance with the DGCL, and assuming this Agreement constitutes the valid and binding obligation of Baker Hughes and Sub, constitutes a valid and binding obligation of Drilex enforceable in accordance with its terms, subject, as to enforceabil-ity, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

             (ii) Except as set forth on Schedule 3.1(c), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Drilex or any of its Subsidiaries under, or otherwise result in a detriment to Drilex or any of its Subsidiaries under, any provision of
        (i) the Restated Certificate of Incorporation or Bylaws of Drilex or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Drilex or any of its Subsidiaries, (iii) any joint venture or other ownership arrangement or
        (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the Merger and this Agreement by the stockholders of Drilex has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Drilex or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii), (iii) or (iv), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on Drilex, materially impair the ability of Drilex to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Drilex or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Drilex or the consummation by Drilex of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect, except for: (A) the filing of a premerger notification report by Drilex under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the appropriate filings or notifications as may be required by comparable Canadian or European laws; (C) the filing with the SEC of
        (x) a proxy statement in preliminary and definitive form relating to the meeting of Drilex's stockholders to be held in connection with the Merger (the "Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (D) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; and (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

          (d) SEC Documents. Drilex has made available to Baker Hughes a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Drilex with the SEC since May 9, 1996 and prior to the date of this Agreement (the "Drilex SEC Documents") which are all the documents that Drilex was required to file with the SEC since such date. As of their respective dates, the Drilex SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Drilex SEC Documents, and none of the Drilex SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Drilex included in the Drilex SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of Drilex and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Drilex and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the Drilex SEC Documents or in Schedule 3.1(d), there are no agreements, arrangements or understandings between Drilex and any party who is at the date of this Agreement or was at any time prior to the date hereof but after December 31, 1996 an Affiliate of Drilex that are required to be disclosed in the Drilex SEC Documents.

          (e) Information Supplied. None of the information supplied or to be supplied by Drilex for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Baker Hughes in connection with the issuance of shares of Baker Hughes Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Drilex and included or incorporated by reference in the Proxy Statement will, at the date mailed to stockholders of Drilex or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Drilex or any of its Subsidiaries, or with respect to other information supplied by Drilex for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Drilex. The Proxy Statement, insofar as it relates to Drilex or its Subsidiaries or other information supplied by Drilex for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the Drilex SEC Documents or on Schedule 3.1(f), or except as contemplated by this Agreement, since December 31, 1996, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Drilex's capital stock; (ii) any amendment of any material term of any outstanding equity security of Drilex or any Subsidiary; (iii) any repurchase, redemption or other acquisition by Drilex or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Drilex or any Subsidiary, except as contemplated by Drilex Benefit Plans; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by Drilex or any Subsidiary; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had a Material Adverse Effect on Drilex, except for general economic changes and changes that may affect the industries of Drilex or any of its Subsidiaries generally.

          (g) No Undisclosed Material Liabilities. Except as disclosed in the Drilex SEC Documents or on Schedule 3.1(g), as of the date hereof, there are no liabilities of Drilex or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on Drilex, other than: (i) liabilities adequately provided for on the balance sheet of Drilex dated as of December 31, 1996 (including the notes thereto) contained in Drilex's Annual Report on Form 10-K for the year ended December 31, 1996; and (ii) liabilities under this Agreement.

          (h) No Default. Neither Drilex nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charter and by-laws,
     (ii) except as disclosed in Schedule 3.1(h), any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Drilex or any of its Subsidiaries is now a party or by which Drilex or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Drilex or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on Drilex.

          (i) Compliance with Applicable Laws. Drilex and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Drilex Permits"), except where the failure so to hold would not have a Material Adverse Effect on Drilex. Drilex and its Subsidiaries are in compliance with the terms of the Drilex Permits, except where the failure so to comply would not have a Material Adverse Effect on Drilex. Except as disclosed in the Drilex SEC Documents or as set forth on Schedule 3.1(i), 3.1(j), 3.1(k), 3.1(l), 3.1(m) or 3.1(o), the businesses of Drilex and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Drilex. Except as set forth on Schedule 3.1(i), as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Drilex or any of its Subsidiaries is pending or, to the best knowledge of Drilex as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on Drilex. Schedule 3.1(i) sets forth each such failure to hold or comply with the terms of Drilex Permits, each such violation of law, ordinance or regulation of any governmental entity and each such pending or threatened investigation or review by any governmental entity existing on the date hereof that involves amounts in excess of $100,000.

          (j) Litigation. Except as disclosed in the Drilex SEC Documents or on
     Schedule 3.1(j) hereto, there is no suit, action or proceeding pending, or, to the best knowledge of Drilex, threatened against or affecting Drilex or any Subsidiary of Drilex ("Drilex Litigation"), and Drilex and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Drilex Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on Drilex, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Drilex or any Subsidiary of Drilex ("Drilex Order") that is reasonably likely to have a Material Adverse Effect on Drilex or its ability to consummate the transactions contemplated by this Agreement. In addition, the aggregate reasonable estimate of uninsured exposures or losses under all claims and judgments pending, or to the best knowledge of Drilex as of the date hereof, threatened, pursuant to all Drilex Litigation and Drilex Orders, existing on the date hereof, excluding individual, unrelated claims or judgments of less than $100,000 each, does not exceed $5,000,000.

        (k) Taxes.

             (i) Except as set forth on Schedule 3.1(k)(i), each of Drilex, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has
        (A) duly filed on a timely basis (taking into account any extensions) all federal and all material state, local, foreign and other returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined), (B) duly paid or deposited on a timely basis all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Drilex's most recent audited financial statements) for which Drilex or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Drilex and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

             (ii) Schedule 3.1(k)(ii) sets forth (A) the last taxable period through which the federal income Tax Returns of Drilex and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or otherwise closed and (B) any affiliated, consolidated, combined, unitary or similar group or Return in which Drilex or any of its Subsidiaries is or has been a member or is or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in Drilex's most recent audited financial statements. Except as adequately provided for in the Drilex SEC Documents, no material audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which Drilex or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed pursuant to such examination against Drilex or any of its Subsidiaries by any authority with respect to any period other than as set forth in
        Schedule 3.1(k)(ii).

             (iii) Except as disclosed on Schedule 3.1(k)(iii), neither Drilex nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any income or franchise Taxes for which Drilex or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local, foreign or other income tax law that relates to the assets or operations of Drilex or any of its Subsidiaries.

             (iv) Neither Drilex nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

             (v) Neither Drilex nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Drilex or any of its Subsidiaries.

             (vi) Except as set forth in Drilex SEC Documents or as disclosed on
        Schedule 3.1(k)(vi), neither Drilex nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

          For purposes of this Agreement, "Taxes" shall mean all federal, state, county, local, foreign or other taxes, charges, fees, levies, imposts, duties, licenses or other assessments, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority.

          (l) Pension and Benefit Plans; ERISA.

             (i) All "employee pension plans," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Drilex or any of its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Drilex under Section 414(b), (c), (m) or (o) of the Code ("Drilex ERISA Affiliate") or to which Drilex or any of its Subsidiaries or any Drilex ERISA Affiliate contributed or is obligated to contribute thereunder (the "Drilex Pension Plans") intended to qualify under Section 401 of the Code so qualify and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and, to the best knowledge of Drilex as of the date hereof, nothing has occurred with respect to the operation of the Drilex Pension Plans that could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code that is reasonably likely to have a Material Adverse Effect on Drilex.

             (ii) Except as disclosed in Schedule 3.1(l)(ii), there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Drilex Pension Plans subject to Title IV of ERISA that would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

             (iii) As to the Drilex Pension Plans and as to the "employee pension benefit plans" maintained or contributed to by Drilex, its Subsidiaries or by any Drilex ERISA Affiliate within six years prior to the Effective Time subject to Title IV of ERISA, there has been no event or condition which presents a material risk of termination, no notice of intent to terminate has been given under Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate, such that would result in a material liability to Drilex, its Subsidiaries, or Drilex ERISA Affiliates; no material liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred; no material accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred; and the assets of each Drilex Pension Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Drilex Pension Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

             (iv) There is no violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding all the "employee benefit plans," as defined in Section 3(3) of the ERISA and all other material employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Drilex or any of its Subsidiaries or to which Drilex or any of its Subsidiaries contributed or is obligated to contribute thereunder (all such plans, other than the Drilex Pension Plans, being hereinafter referred to as the "Drilex Employee Benefit Plans"), or Drilex Pension Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Drilex Employee Benefit Plans or Drilex Pension Plans, which violation is reasonably likely to have a Material Adverse Effect on Drilex.

             (v) Except as disclosed on Schedule 3.1(l)(v), the Drilex Employee Benefit Plans and Drilex Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, all contributions to the Drilex Employee Benefit Plans and Drilex Pension Plans have been timely made pursuant to their terms, there is no material liability for breaches of fiduciary duty in connection with the Drilex Employee Benefit Plans and Drilex Pension Plans, there have been no material defaults, violations, actions, suits or claims pending (except ordinary claims for benefits), or to the knowledge of Drilex, threatened respecting the Drilex Employee Benefit Plans and Drilex Pension Plans, and neither Drilex nor any of its Subsidiaries has engaged in a material "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to the Drilex Employee Benefit Plans and Drilex Pension Plans.

             (vi) Except as disclosed or referenced on Schedule 5.9, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or group of employees of Drilex or any of its Subsidiaries; (ii) increase any benefits otherwise payable under any Drilex Employee Benefit Plan or Drilex Pension Plan or the profit sharing plan of Drilex or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Except as disclosed or referenced on Schedule 5.9 or in the Drilex SEC Documents, there are no severance agreements or employment agreements between Drilex or any of its Subsidiaries and any employee of Drilex or such Subsidiary.

             True and correct copies of all such severance agreements and employment agreements have been provided to Baker Hughes. Except as set forth or otherwise referenced on Schedule 5.9, neither Drilex nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving compensation in excess of $50,000, except as are terminable upon one month's notice or less.

             (vii) No stock or other security issued by Drilex or any of its subsidiaries forms or has formed a material part of the assets of any funded Drilex Employee Benefit Plan or Drilex Pension Plan.

             (viii) Neither Drilex nor any of its Subsidiaries nor any Drilex ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (m) Labor Matters.

             (i) Except as set forth in Schedule 3.1(m)(i) hereto, as of the date of this Agreement, (1) no employees of Drilex or any of its Subsidiaries are represented by any labor organization; (2) no labor organization or group of employees of Drilex or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of Drilex, there are no organizing activities involving Drilex or any of its Subsidiaries pending with any labor organization or group of employees of Drilex or any of its Subsidiaries.

             (ii) Except as set forth on Schedule 3.1(m)(ii) hereto, Drilex and each of its Subsidiaries is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to comply would not have a Material Adverse Effect on Drilex.

          (n) Intangible Property. Drilex and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Drilex and its Subsidiaries (collectively, the "Drilex Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on Drilex. Except as set forth on Schedule 3.1(n), all of the Drilex Intangible Property is owned by Drilex or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on Drilex, and neither Drilex nor any such Subsidiary has forfeited or otherwise relinquished any Drilex Intangible Property which forfeiture would result in a Material Adverse Effect. To the knowledge of Drilex, the use of the Drilex Intangible Property by Drilex or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither Drilex nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Drilex Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Drilex Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect.

          (o) Environmental Matters.

          For purposes of this Agreement:

             (A) "Environmental Law" means any applicable law regulating or prohibiting Releases into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date.

             (B) "Hazardous Material" means any substance, material or waste which is regulated pursuant to any Environmental Law by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law;

             (C) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

             (D) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to
        (I) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

                (i) Except as disclosed on Schedule 3.1(o), the operations of Drilex and its Subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Drilex;

                (ii) Except as disclosed on Schedule 3.1(o), Drilex and its Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to lead to a Material Adverse Effect on Drilex;

                (iii) Except as disclosed on Schedule 3.1(o), as of the date hereof Drilex and its Subsidiaries are not subject to any material (individually or in the aggregate) outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                (iv) Except as disclosed on Schedule 3.1(o), Drilex and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on Drilex;

                (v) Except as disclosed on Schedule 3.1(o), neither Drilex nor any of its Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) that would reasonably be expected to lead to a Material Adverse Effect on Drilex;

                (vi) Except as disclosed on Schedule 3.1(o), the operations of Drilex or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Drilex; and

                (vii) Except as disclosed on Schedule 3.1(o), to the knowledge of Drilex as of the date hereof, there is not now on or in any property of Drilex or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B), or (C) preceding) could reasonably be expected to have a Material Adverse Effect on Drilex.

          (p) Opinion of Financial Advisor. Drilex has received the opinion of Merrill Lynch & Co to the effect that, as of the date hereof, the consideration to be received by the holders of Drilex Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.

          (q) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Drilex Common Stock is the only vote of the holders of any class or series of Drilex capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          (r) Beneficial Ownership of Baker Hughes Common Stock. As of the date hereof, assuming the accuracy of the representation set forth in Section 3.2(b), neither Drilex nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) in the aggregate one percent (1%) or more of the outstanding Baker Hughes Common Stock.

          (s) Insurance. Drilex has delivered to Baker Hughes an insurance schedule of Drilex's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Drilex maintains insurance coverage reasonably adequate for the operation of the business of Drilex and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

          (t) Brokers. Except as disclosed on Schedules 3.1(t) or 5.9 hereof, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Drilex.

          (u) Tax Matters. As of the date hereof, to the knowledge of Drilex, the representations set forth in the numbered paragraphs of the form of Certificate of Drilex included as Schedule 3.1(u) are true and correct in all material respects, assuming for purposes of this representation and warranty that the Merger referred to in such form had been consummated on the date hereof.

          (v) Accounting Matters. Drilex has previously (i) requested its outside accountants to disclose to Baker Hughes any actions taken by Drilex or any of its affiliates, and (ii) accurately answered all questions posed by Baker Hughes, that in either such case are relevant to the determination of the treatment of the business combination to be effected by the Merger as a pooling of interests for accounting purposes.

     3.2 Representations and Warranties of Baker Hughes and Sub. Baker Hughes and Sub jointly and severally represent and warrant to Drilex as follows:

          (a) Organization, Standing and Power. Each of Baker Hughes, Sub and Baker Hughes's Significant Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Baker Hughes. Baker Hughes and Sub have heretofore delivered to Drilex complete and correct copies of their respective Certificates of Incorporation and Bylaws.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of Baker Hughes consists of 400,000,000 shares of Baker Hughes Common Stock and 15,000,000 shares of preferred stock, par value $1.00 per share, of Baker Hughes (the "Baker Hughes Preferred Stock"). At the close of business on March 31, 1997 (i) 145,642,230 shares of Baker Hughes Common Stock were issued and outstanding; (ii) 8,300,000 shares of Baker Hughes Common Stock were held by Baker Hughes in its treasury or by its wholly owned Subsidiaries, which are treated for purposes of clause (i) and financial reporting purposes as having been effectively retired; (iii) no shares of Baker Hughes Preferred Stock are issued and outstanding; and (iv) no Voting Debt was outstanding. All outstanding shares of Baker Hughes capital stock are, and the shares of Baker Hughes Common Stock when issued in accordance with this Agreement, and upon exercise of the Drilex Stock Options (as defined in Section 5.10) and the Drilex Warrants to be assumed pursuant to the Merger, will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on
     Schedule 3.2(b), all outstanding shares of capital stock of the Significant Subsidiaries of Baker Hughes are owned by Baker Hughes or a direct or indirect wholly owned Subsidiary of Baker Hughes, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.2(b) or on Schedule 3.2(b) or as described in the Baker Hughes SEC Documents and except for changes since March 31, 1997 resulting from the exercise of employee stock options or convertible debentures granted pursuant to, or from issuances or purchases under, plans described in the Baker Hughes SEC Documents (as defined herein) (collectively, the "Baker Hughes Equity Plans"), or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Baker Hughes; (ii) no securities of Baker Hughes or any Subsidiary of Baker Hughes convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Baker Hughes or any Subsidiary of Baker Hughes; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Baker Hughes or any Subsidiary of Baker Hughes is a party or by which it is bound in any case obligating Baker Hughes or any Subsidiary of Baker Hughes to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Baker Hughes or of any Subsidiary of Baker Hughes or obligating Baker Hughes or any Subsidiary of Baker Hughes to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Baker Hughes is a party or by which it is bound relating to the voting of any shares of the capital stock of Baker Hughes. As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, 1,000 shares of which are validly issued, fully paid and nonassessable and are owned by Baker Hughes and the balance of which are not issued or outstanding.

          (c) Authority; No Violations, Consents and Approvals.

             (i) Each of Baker Hughes and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the issuance of the Baker Hughes Common Stock pursuant to the

        Merger, have been duly authorized by all necessary corporate action on the part of Baker Hughes and Sub. This Agreement has been duly executed and delivered by Baker Hughes and Sub and, assuming this Agreement constitutes the valid and binding obligation of Drilex, constitutes a valid and binding obligation of each of Baker Hughes and Sub enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

             (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Baker Hughes or any of its Subsidiaries under, or otherwise result in a detriment to Baker Hughes or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of Baker Hughes or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Baker Hughes or any of its Subsidiaries, (iii) any joint venture or other ownership arrangement or
        (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Baker Hughes or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii), (iii) or (iv), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on Baker Hughes, materially impair the ability of Baker Hughes to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Baker Hughes or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Baker Hughes and Sub or the consummation by Baker Hughes and Sub of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Baker Hughes, except for: (A) the filing of a premerger notification report by Baker Hughes under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) filings with, and approval of, the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; and (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

          (d) SEC Documents. Baker Hughes has made available to Drilex a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Baker Hughes with the SEC since September 30, 1996 and prior to the date of this Agreement (the "Baker Hughes SEC Documents"), which are all the documents (other than preliminary material) that Baker Hughes was required to file with the SEC since such date. As of their respective dates, the Baker Hughes SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Baker Hughes SEC Documents, and none of the Baker Hughes SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Baker Hughes included in the Baker Hughes SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of Baker Hughes and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Baker Hughes and its consolidated Subsidiaries for the periods presented therein.

          (e) Information Supplied. None of the information supplied or to be supplied by Baker Hughes or Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Baker Hughes or Baker Hughes Sub and included or incorporated by reference in the Proxy Statement will, at the date mailed to stockholders of Drilex or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Baker Hughes or any of its Subsidiaries, or with respect to other information supplied by Baker Hughes or Sub for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to Baker Hughes, Sub or other Subsidiaries of Baker Hughes or other information supplied by Baker Hughes or Sub for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the Baker Hughes SEC Documents or on Schedule 3.2(f), or except as contemplated by this Agreement, since September 30, 1996, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Baker Hughes's capital stock, except for regular quarterly cash dividends not in excess of $.115 per share on Baker Hughes Common Stock (or a pro rata amount for any dividend less than a full quarter) with usual record and payment dates for such dividends; (ii) any amendment of any material term of any outstanding equity security of Baker Hughes or any Significant Subsidiary; (iii) any repurchase, redemption or other acquisition by Baker Hughes or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Baker Hughes or any Subsidiary, except as contemplated by Baker Hughes Benefit Plans; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by Baker Hughes or any Subsidiary; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had a Material Adverse Effect on Baker Hughes, except for general economic changes and changes that may affect the industries of Baker Hughes or any of its Subsidiaries generally.

          (g) No Undisclosed Material Liabilities. Except as disclosed in the Baker Hughes SEC Documents or on Schedule 3.2(g), as of the date hereof, there are no liabilities of Baker Hughes or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on Baker Hughes, other than: (i) liabilities adequately provided for on the balance sheet of Baker Hughes dated as of December 31, 1996 (including the notes thereto) contained in Baker Hughes's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996; and (ii) liabilities under this Agreement.

          (h) No Default. Neither Baker Hughes nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charter and by-laws,
     (ii) except as disclosed in Schedule 3.2(h), any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Baker Hughes or any of its Subsidiaries is now a party or by which Baker Hughes or any of its Subsidiaries or any of their respective properties or assets may be bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby) or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Baker Hughes or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on Baker Hughes.

          (i) Compliance with Applicable Laws. Baker Hughes and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Baker Hughes Permits"), except where the failure so to hold would not have a Material Adverse Effect on Baker Hughes. Baker Hughes and its Subsidiaries are in compliance with the terms of the Baker Hughes Permits, except where the failure so to comply would not have a Material Adverse Effect on Baker Hughes. Except as disclosed in the Baker Hughes SEC Documents or as set forth in Schedules 3.2(i), 3.2(j), 3.2(k), 3.2(m) or 3.2(o), the businesses of Baker Hughes and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Baker Hughes. Except as set forth on Schedule 3.2(i), as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Baker Hughes or any of its Subsidiaries is pending or, to the best knowledge of Baker Hughes as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on Baker Hughes.

          (j) Litigation. Except as disclosed in the Baker Hughes SEC Documents or on Schedule 3.2(j) hereto, there is no suit, action or proceeding pending, or, to the best knowledge of Baker Hughes, threatened against or affecting Baker Hughes or any Subsidiary of Baker Hughes ("Baker Hughes Litigation"), and Baker Hughes and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Baker Hughes Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on Baker Hughes, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Baker Hughes or any Subsidiary of Baker Hughes ("Baker Hughes Order") that is reasonably likely to have a Material Adverse Effect on Baker Hughes or its ability to consummate the transactions contemplated by this Agreement. In addition, the aggregate reasonable estimate of uninsured exposures or losses under all claims and judgments pending, or to the best knowledge of Baker Hughes, threatened, pursuant to all Baker Hughes Litigation and Baker Hughes Orders, existing on the date hereof, excluding individual, unrelated claims or judgments of less than $1,500,000 each, does not exceed $70,000,000.

        (k) Taxes.

             (i) Except as set forth on Schedule 3.2(k)(i), each of Baker Hughes, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all federal and all material state, local, foreign and other Returns, required to be filed or sent by or with respect to it in respect of any Taxes, (B) duly paid or deposited on a timely basis all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Baker Hughes's most recent audited financial statements) for which Baker Hughes or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Baker Hughes and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

             (ii) Schedule 3.2(k)(ii) sets forth the last taxable period through which the federal income Tax Returns of Baker Hughes and any of its Subsidiaries have been examined by the IRS or otherwise closed. Except to the extent being contested in good faith, all deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in Baker Hughes's most recent audited financial statements. Except as adequately provided for in the Baker Hughes SEC Documents, no material audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which Baker Hughes or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed pursuant to such examination against Baker Hughes or any of its Subsidiaries by any taxing authority with respect to any period other than as set forth in
        Schedule 3.2(k)(ii).

             (iii) Except as disclosed on Schedule 3.2(k)(iii), neither Baker Hughes nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any income or franchise Taxes for which Baker Hughes or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local, foreign or other income tax law that relates to the assets or operations of Baker Hughes or any of its Subsidiaries.

             (iv) Neither Baker Hughes nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Baker Hughes or any of its Subsidiaries.

          (l) Pension and Benefit Plans; ERISA.

             (i) All "employee pension plans," as defined in Section 3(2) of ERISA, maintained by Baker Hughes or any of its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Baker Hughes under Section 414(b), (c), (m) or (o) of the Code ("Baker Hughes ERISA Affiliate") or to which Baker Hughes or any of its Subsidiaries or any Baker Hughes ERISA Affiliate contributed or is obligated to contribute thereunder (the "Baker Hughes Pension Plans") intended to qualify under
        Section 401 of the Code so qualify and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and, to the best knowledge of Baker Hughes as of the date hereof, nothing has occurred with respect to the operation of the Baker Hughes Pension Plans that could cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code that is reasonably likely to have a Material Adverse Effect on Baker Hughes.

             (ii) There has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Baker Hughes Pension Plans subject to Title IV of ERISA that would require the giving of notice or any event requiring disclosure under
        Section 4041(c)(3)(C) or 4063(a) of ERISA.

             (iii) There is no violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding the "employee benefit plans," as defined in Section 3(3) of ERISA and all other material employee compensation and benefit arrangements or payroll practices including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Baker Hughes or any of its Subsidiaries or to which Baker Hughes or any of its Subsidiaries contributed or is obligated to contribute thereunder (all such plans, other than the Baker Hughes Pension Plans, being hereinafter referred to as the "Baker Hughes Employee Benefit Plans") or Baker Hughes Pension Plans with the Secretary of Labor and the

        Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Baker Hughes Employee Benefit Plans or Baker Hughes Pension Plans, which violation is reasonably likely to have a Material Adverse Effect on Baker Hughes.

             (iv) The Baker Hughes Employee Benefit Plans and Baker Hughes Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, and neither Baker Hughes nor any of its Subsidiaries has engaged in a material "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to the Baker Hughes Employee Benefit Plans and Baker Hughes Pension Plans.

          (m) Labor Matters. Except as set forth on Schedule 3.2(m) hereto, Baker Hughes and each of its Subsidiaries is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and or Social Security Taxes and similar Taxes, except where the failure to comply would not have a Material Adverse Effect on Baker Hughes.

          (n) Intangible Property. Baker Hughes and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Baker Hughes and its Subsidiaries (collectively, the "Baker Hughes Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on Baker Hughes. Except as set forth on Schedule 3.2(n), all of the Baker Hughes Intangible Property is owned by Baker Hughes or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on Baker Hughes and neither Baker Hughes nor any such Subsidiary has forfeited or otherwise relinquished any Baker Hughes Intangible Property which forfeiture would result in a Material Adverse Effect. To the knowledge of Baker Hughes, the use of the Baker Hughes Intangible Property by Baker Hughes or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither Baker Hughes nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Baker Hughes Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Baker Hughes Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect.

          (o) Environmental Matters.

             (i) Except as disclosed on Schedule 3.2(o), the operations of Baker Hughes and its Subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Baker Hughes;

             (ii) Except as disclosed on Schedule 3.2(o), Baker Hughes and its Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to lead to a Material Adverse Effect on Baker Hughes;

             (iii) Except as disclosed on Schedule 3.2(o), Baker Hughes and its Subsidiaries are not subject to any outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material, except such orders or contracts the compliance with which would not reasonably be expected to have a Material Adverse Effect;

             (iv) Except as disclosed on Schedule 3.2(o), Baker Hughes and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on Baker Hughes;

             (v) Except as disclosed on Schedule 3.2(o), neither Baker Hughes nor any of its Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) that would reasonably be expected to lead to a Material Adverse Effect on Baker Hughes;

             (vi) Except as disclosed on Schedule 3.2(o), none of the operations of Baker Hughes or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Baker Hughes; and

             (vii) Except as disclosed on Schedule 3.2(o), to the knowledge of Baker Hughes as of the date hereof, there is not now on or in any property of Baker Hughes or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, which ((A), (B), or (C) preceding) could reasonably be expected to have a Material Adverse Effect on Baker Hughes.

          (p) No Vote Required. No vote of the holders of any class or series of Baker Hughes capital stock is necessary to approve the issuance of Baker Hughes Common Stock pursuant to this Agreement and the transactions contemplated hereby.

          (q) Beneficial Ownership of Drilex Common Stock. As of the date hereof, assuming the accuracy of the representation set forth in Section 3.1(b), neither Baker Hughes nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding Drilex Common Stock.

          (r) Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Baker Hughes.

          (s) Interim Operations of Sub. Sub was formed by Baker Hughes solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business or activities, has incurred no other obligations or liabilities, has no other assets and has conducted its operations only as contemplated hereby. All of the outstanding capital stock of Sub is owned directly by Baker Hughes.

          (t) Tax Matters. As of the date hereof, to the knowledge of Baker Hughes, the representations in the numbered paragraphs set forth in the form of Certificate of Purchaser included as Schedule 3.2(t) are true and correct in all material respects, assuming for purposes of this representation and warranty that the Merger referred to in such form had been consummated on the date hereof.

                                   ARTICLE IV

              COVENANTS RELATING TO CONDUCT OF BUSINESS OF DRILEX

     4.1 Conduct of Business by Drilex Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, Drilex agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Baker Hughes shall otherwise consent in writing):

          (a) Ordinary Course. Except as provided on Schedule 4.1(a), each of Drilex and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

          (b) Dividends; Changes in Stock. Except as provided on Schedule 4.1(b), Drilex shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for the declaration and payment of dividends from a Subsidiary of Drilex to Drilex or another Subsidiary of Drilex and except for cash dividends or distributions paid on or with respect to the capital stock or partnership interests of a Subsidiary of Drilex; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Drilex capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan.

          (c) Issuance of Securities. Except as provided on Schedule 4.1(c), Drilex shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of Drilex Common Stock upon the exercise of stock options granted under the Drilex Stock Plan that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Drilex Stock Plan or upon exercise of the Drilex Warrants; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

          (d) Governing Documents. Except as contemplated hereby or in connection herewith, Drilex shall not amend or propose to amend its Restated Certificate of Incorporation or Bylaws.

          (e) No Acquisitions. Other than acquisitions listed on Schedule 4.1(e), Drilex shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) No Dispositions. Other than: (i) dispositions or proposed dispositions listed on Schedule 4.1(f), (ii) dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to Drilex and its Subsidiaries taken as a whole, and (iii) product sales in the ordinary course of business consistent with past practice, Drilex shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

          (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, Drilex shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Drilex or any of its Significant Subsidiaries.

          (h) Certain Employee Matters. Except as set forth on Schedule 4.1(h) or pursuant to Section 5.9, Drilex shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not officers or directors in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Drilex Employee Benefit Plans or Drilex Pension Plans as in effect on the date hereof to any director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any director, officer or key employee; (iv) become obligated under any new Drilex Employee Benefit Plan or Drilex Pension Plan, which was not in existence or approved by the Board of Directors of Drilex prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder; or (v) terminate the employment of any executive or employee of Drilex without cause.

          (i) Indebtedness; Leases; Capital Expenditures. Except as set forth on
     Schedule 4.1(i), Drilex shall not, nor shall Drilex permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for working capital under Drilex's existing credit facilities, and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of Drilex or any of its Subsidiaries in connection with any indebtedness thereof, or (iii) commit to aggregate capital expenditures in excess of $500,000 outside the capital budget, as amended and approved by Drilex prior to the date hereof and disclosed to Baker Hughes on Schedule 4.1(i).

     4.2  No Solicitation.

          (a) From and after the date hereof, Drilex will not, and will not authorize or permit any of its officers, directors, employees, agents, affiliates or other representatives or those of any of its Subsidiaries (collectively, "Drilex Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, (i) Drilex's Board of Directors may take and disclose to Drilex's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Drilex or any Drilex Representatives) of a bona fide Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by Drilex's Board of Directors after consultation with Drilex's financial advisors), (x) Drilex may engage in discussions or negotiations with such third party and may furnish such third party information concerning Drilex, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of Drilex may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with Section 7.1(f), but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that the Board of Directors of Drilex shall conclude in good faith after consultation with Drilex's outside counsel that such action is necessary in order for the Board of Directors of Drilex to act in a manner that is consistent with its fiduciary obligations under applicable law notwithstanding any concessions that may be offered by Baker Hughes.

          (b) Drilex shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Drilex or any Drilex Representatives with respect to any Acquisition Proposal existing on the date hereof.

          (c) Prior to taking any action referred to in Section 4.2(a), if Drilex intends to participate in any such discussions or negotiations or provide any such information to any such third party, Drilex shall give prior notice to Baker Hughes of such action. Drilex will promptly notify Baker Hughes of any such requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal.

          (d) Nothing in this Section 4.2 shall permit Drilex to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Drilex shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal other than a confidentiality agreement in the form referred to above).

          (e) As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by Baker Hughes or any of its affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving Drilex or any Significant Subsidiary of Drilex or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Drilex or any of its Significant Subsidiaries.

     4.3 Conduct of Business by Baker Hughes Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, Baker Hughes agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Drilex shall otherwise consent in writing):

          (a) Governing Documents. Baker Hughes shall not amend its Restated Certificate of Incorporation or Bylaws in any way that materially and adversely affects the rights of holders of Baker Hughes Common Stock.

          (b) Baker Hughes Common Stock. (i) During the period beginning five business days prior to the Pricing Period and ending at the Effective Time, Baker Hughes shall not (and shall cause its Subsidiaries not to) issue or sell any shares of Baker Hughes's capital stock or the capital stock of any of its Subsidiaries (or securities convertible into or exchangeable for capital stock) for less than the fair market value thereof, except for issuances pursuant to employee benefit plans or pursuant to outstanding options, warrants or convertible securities in accordance with their terms, in each case as in existence on the date hereof, and shall not issue to holders of Baker Hughes's capital stock any rights to purchase any shares of Baker Hughes's capital stock for less than the fair market value thereof if the ex-dividend date for such distribution would be during the period beginning five business days prior to the Pricing Period and ending at the Effective Time; (ii) Baker Hughes shall not (and shall cause its Subsidiaries not to) engage in any substantial repurchase at a material premium, recapitalization, restructuring or reorganization with respect to the Baker Hughes Common Stock; and (iii) during the period beginning five business days prior to the mailing of the Proxy Statement and ending at the Effective Time, Baker Hughes shall not (and shall cause its Subsidiaries not to) redeem, repurchase or otherwise acquire any shares of Baker Hughes Common Stock (other than pursuant to existing employee benefit plans).

          (c) Dividends. Baker Hughes shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of Baker Hughes Common Stock, or make any commitment for any such action, except regular quarterly cash dividends in amounts consistent with past practice.

          (d) Other Action. Baker Hughes shall not take any action, including agreeing to or consummating any acquisition or business combination, that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement; and, subject to applicable law, Baker Hughes agrees to use its commercial reasonable efforts without the incurrence of unreasonable expense (consistent with the other terms of this Agreement) to assist Drilex, at Drilex's request, so that Drilex may keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with Drilex to the end that Drilex's goodwill and ongoing business shall not be impaired in any material respect.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of S-4 and the Proxy Statement. Baker Hughes and Drilex shall promptly prepare and file with the SEC the Proxy Statement and Baker Hughes shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Baker Hughes and Drilex shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of Drilex and Baker Hughes shall use its best efforts to cause the Proxy Statement to be mailed to stockholders of Drilex at the earliest practicable date. Baker Hughes shall use its best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Baker Hughes Common Stock in the Merger and upon the exercise of Drilex Stock Options (as defined in Section 5.10) and Drilex shall furnish all information concerning Drilex and the holders of Drilex Common Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

     5.2 Letter of Drilex's Accountants. Drilex shall use its best efforts to cause to be delivered to Baker Hughes a letter of Deloitte & Touche LLP, Drilex's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Baker Hughes and Drilex, in form and substance reasonably satisfactory to Baker Hughes and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     5.3 Letter of Baker Hughes's Accountants. Baker Hughes shall use its best efforts to cause to be delivered to Drilex a letter of Deloitte & Touche LLP, Baker Hughes's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Drilex and Baker Hughes, in form and substance reasonably satisfactory to Drilex and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     5.4 Access to Information. Upon reasonable notice, Drilex and Baker Hughes shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including reasonable environmental testing) and, during such period, each of Drilex and Baker Hughes shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Drilex and Baker Hughes agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement between Baker Hughes and Drilex (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

     5.5 Drilex Stockholders Meeting. Drilex shall call a meeting of its stockholders to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger. Subject only to the proviso of the first sentence of Section 4.2, Drilex will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its best efforts to obtain approval and adoption of this Agreement and the Merger by its stockholders. Drilex shall use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective.

     5.6 Filings; Other Action. Subject to the terms and conditions herein provided, Baker Hughes and Drilex shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use their best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby and
(ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) furnish the others with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives, on the one hand, and any governmental or regulatory authority or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby; (d) furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including without limitation any filings necessary under the provisions of the HSR Act; and (e) use their commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Merger and the transactions contemplated by this Agreement including, without limitation, the resolution of objections, if any, as may be asserted by any governmental authority with respect to the Merger and the transactions contemplated hereby under any antitrust or trade or regulatory laws or regulations of any governmental authority; provided that Baker Hughes and Drilex shall not be required to take any action that could have any adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of Baker Hughes or Drilex (including any Subsidiaries thereof).

     5.7 Agreements of Others. Prior to the Effective Time, Drilex shall cause to be prepared and delivered to Baker Hughes a list identifying all persons who, at the time of the Stockholder Meeting, may be deemed to be "affiliates" of Drilex as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Drilex shall use its best efforts to cause each person who is identified as an Affiliate in such list to deliver to Baker Hughes, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Baker Hughes Common Stock issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. Drilex shall use its best efforts to cause each person who is identified as an Affiliate in such list to sign on or prior to the thirtieth day prior to the Effective Time, a written agreement, in the form to be approved by Baker Hughes and Drilex, that such party will not sell or in any other way reduce such party's risk relative to any shares of Baker Hughes Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 (or any successor thereto) issued by the SEC.

     5.8 Authorization for Shares and Stock Exchange Listing. Prior to the Effective Time, Baker Hughes shall have taken all action necessary to permit it to issue the number of shares of Baker Hughes Common Stock required to be issued pursuant to Section 2.1. Baker Hughes shall use all reasonable efforts to cause the shares of Baker Hughes Common Stock to be issued in the Merger and the shares of Baker Hughes Common Stock to be reserved for issuance upon exercise of Drilex Stock Options and Drilex Warrants and issuances under the Drilex Stock Plan to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     5.9 Employee Matters. Baker Hughes and Drilex agree to the matters described on Schedule 5.9. Baker Hughes and Drilex agree that all employees of Drilex immediately prior to the Effective Time shall be employed by the Surviving Corporation immediately after the Effective Time, it being understood that Baker Hughes and the Surviving Corporation shall not have any obligations to continue employing such employees for any length of time thereafter. Prior to the Effective Time, Baker Hughes agrees to make no representations or promises, oral or written, to employees of Drilex concerning compensation payable after the Closing Date without the prior consent of Drilex. Baker Hughes and Drilex further agree that the Drilex Employee Benefit Plans and Drilex Pension Plans in effect at the date of this Agreement shall remain in effect until otherwise determined by the Surviving Corporation or Baker Hughes. To the extent such Drilex Employee Benefit Plans and Drilex Pension Plans are not continued, Baker Hughes will provide for a period of one year after the Effective Time aggregate compensation (including benefits) that is not less favorable, in the aggregate, to such employees as that applicable to similarly situated employees of Baker Hughes. Service with Drilex and its Subsidiaries shall, to the extent permitted by law, (i) constitute service for all purposes under the Baker Hughes Employee Benefit Plans, provided that such service does not result in a duplication of benefits paid or payable under the Baker Hughes Employee Benefit Plans, and (ii) constitute service for participation and vesting purposes under the Baker Hughes Pension Plans.

     5.10 Stock Options. (a) At the Effective Time, each outstanding option to purchase Drilex Common Stock that has been granted pursuant to the Drilex Stock Plan ("Drilex Stock Option") shall be treated as set forth in this Section 5.10. Drilex shall not grant any stock appreciation rights or limited stock appreciation rights and shall not permit cash payments to holders of Drilex Stock Options in lieu of the treatment thereof as provided in this Section 5.10.

     (b) The portion, if any, of each Drilex Stock Option that is exercisable as of the Effective Time in accordance with the terms thereof shall be assumed by Baker Hughes. As so assumed, such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Drilex Stock Option, a number of shares of Baker Hughes Common Stock equal to the number of shares of Drilex Common Stock purchasable pursuant to such exercisable portion of such Drilex Stock Option multiplied by the Exchange Ratio, at a price per share equal to the per-share exercise price for the shares of Drilex Common Stock purchasable pursuant to such Drilex Stock Option divided by the Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that the number of shares of Baker Hughes Common Stock that may be purchased upon exercise of such Drilex Stock Option shall not include any fractional share and, upon exercise of such Drilex Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of Baker Hughes Common Stock on the NYSE on the last trading day of the calendar month immediately preceding the date of exercise. After the Effective Time, except as provided above in this Section 5.10(b), each assumed option shall be exercisable upon the same terms and conditions as were applicable to the related Drilex Stock Option immediately prior to the Effective Time.

     (c) Drilex shall take all reasonable action as may be required such that the portion, if any, of each Drilex Stock Option that is not exercisable as of the Effective Time (an "Unexercisable Option") shall be canceled in exchange for the number of shares of Baker Hughes Common Stock, decreased to the nearest whole share, having an aggregate market value at the Effective Time (based on the Average Closing Price) equal to the number of shares of Drilex Common Stock subject to such Unexercisable Option multiplied by the excess, if any, of the Drilex Value over the per-share exercise price thereof. To the extent the terms of an Unexercisable Option allow for withholding to satisfy tax obligations, such rights shall apply to the consideration provided for by this Section 5.10(c).

     (d) Baker Hughes shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Baker Hughes Common Stock for delivery upon exercise of the Drilex Stock Options assumed in accordance with this
Section 5.10. As soon as practicable after the Effective Time, Baker Hughes shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Baker Hughes Common Stock subject to the Drilex Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Drilex Stock Options remain outstanding.

     5.11 Indemnification; Directors' and Officers' Insurance. (a) Drilex shall, and from and after the Effective Time, Baker Hughes and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Drilex or any of its Subsidiaries or an employee of Drilex or any of its Subsidiaries who acts as a fiduciary under any Drilex Employee Benefit Plans or Drilex Pension Plans (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of Drilex or any Subsidiary whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under applicable Delaware law (and Baker Hughes and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Drilex (or them and Baker Hughes and the Surviving Corporation after the Effective Time) and Drilex (or after the Effective Time, Baker Hughes and the Surviving Corporation) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) Drilex (or after the Effective Time, Baker Hughes and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Drilex, Baker Hughes nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Drilex (or after the Effective Time, Baker Hughes and the Surviving Corporation), but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.11, except to the extent such failure materially prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Drilex, Baker Hughes and Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties (including in the Restated Certificate of Incorporation or Bylaws or in the indemnification agreements previously provided to Baker Hughes) with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

     (b) For a period of six years after the Effective Time, Baker Hughes shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Drilex and its Subsidiaries (provided that Baker Hughes may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Time, provided that Baker Hughes shall not be required to pay an annual premium for such insurance in excess of two times the current annual premium disclosed by Drilex to Baker Hughes prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     5.12 Drilex Credit Agreement. At or prior to the Closing, Baker Hughes shall refinance (or arrange for the continuation of) or repay all Drilex's debt under its bank credit facility with Texas Commerce Bank National Association and the other lenders thereunder (the "Bank Credit Facility"). Baker Hughes acknowledges that the Merger may constitute an "Event of Default" as a result of a change of control under the Bank Credit Facility. Notwithstanding the foregoing, Baker Hughes acknowledges that the receipt of the consent or waiver of the lenders under the Bank Credit Facility shall not be a condition to Baker Hughes's obligation to effect the Merger.

     5.13 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

     5.14 Public Announcements. Baker Hughes and Sub, on the one hand, and Drilex, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

     5.15 Other Actions. Except as contemplated by this Agreement, neither Baker Hughes nor Drilex shall, and shall not permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in
Article VI not being satisfied.

     5.16 Advice of Changes; SEC Filings. Baker Hughes and Drilex shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on Baker Hughes or Drilex, as the case may be. Drilex and Baker Hughes shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     5.17 Reorganization. It is the intention of Baker Hughes and Drilex that the Merger will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state law). Neither Baker Hughes nor Drilex (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger not to be so treated. The parties will characterize the Merger as such a reorganization for purposes of all Returns and other filings.

     5.18 Accounting Matters. During the period from the date of this Agreement through the Effective Time, unless the parties shall otherwise agree in writing, neither Drilex nor any Subsidiary of Drilex shall knowingly take or fail to take any reasonable action requested by Baker Hughes which action or failure to act would jeopardize the treatment of Sub's combination with Drilex as a pooling of interests for accounting purposes; provided, however, that pooling shall not be a condition to Closing.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Drilex Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Drilex Common Stock entitled to vote thereon.

          (b) NYSE Listing. The shares of Baker Hughes Common Stock issuable to Drilex stockholders pursuant to this Agreement and such other shares of Baker Hughes Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective

     Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Drilex, Baker Hughes and Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits, and authorizations would not be reasonably likely to result in a Material Adverse Effect on Baker Hughes or Drilex (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on Baker Hughes or Drilex (assuming the Merger has taken place). Unless otherwise agreed to by Baker Hughes, no such consent, approval, permit or authorization shall then be subject to appeal.

          (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 5.6 hereof.

     6.2 Conditions of Obligations of Baker Hughes and Sub. The obligations of Baker Hughes and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Baker Hughes and Sub:

          (a) Representations and Warranties. Each of the representations and warranties of Drilex set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in
     Section 3.1 hereof) could not reasonably be expected to have a Material Adverse Effect on Drilex or as otherwise contemplated by this Agreement.

          (b) Performance of Obligations of Drilex. Drilex shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Letters from Drilex Affiliates. Baker Hughes shall have received from each person named in the letter referred to in Section 5.7 an executed copy of an agreement as provided in Section 5.7.

          (d) Absence of Certain Action. No Injunction shall be in effect (i) imposing any limitation upon the ability of Baker Hughes or any of its Subsidiaries effectively to control the business or operations of Baker Hughes, Drilex or any of their respective Subsidiaries or (ii) prohibiting or imposing any limitation upon Baker Hughes's or Drilex's or any of their Subsidiaries' ownership or operation of all or any portion of the business or assets or properties of Baker Hughes or Drilex or any of their respective Subsidiaries or compelling Baker Hughes or Drilex or any of their respective Subsidiaries to divest or hold separate all or any portion of the business or assets or properties of Baker Hughes or Drilex or any of their respective Subsidiaries, or imposing any other limitation upon any of them in the conduct of their businesses, and no suit or proceeding by a governmental authority seeking such an Injunction or an Injunction preventing or making illegal the consummation of any of the Mergers shall be pending.

          (e) Interim Results for April. If the Test Period is the period from April 1, 1997 to April 30, 1997:

             (i) Monthly Revenue shall be not less than $5,600,000 and Monthly EBITDA shall be not less than $600,000, each as finally determined pursuant to Section 2.1(e);

             (ii) Drilex shall have delivered to Baker Hughes a certificate of the Chief Financial Officer and the Chief Executive Officer of Drilex
        (x) containing Drilex's good faith estimate of Revenue for the period from May 1, 1997 through a date within five business days of the Closing Date (and, if the

        Closing Date is after June 6, 1997, through May 31, 1997) and (y) stating that, in their good faith belief, Revenue and EBITDA for the period from April 1, 1997 through May 31, 1997 (calculated for purposes of Section 7.1(c)(v)) will exceed the thresholds applicable to Section 7.1(c)(v);

             (iii) if the Drilex Value would otherwise be $16.00, either (1) the certificate referred to in clause (ii) shall also state that, in the signers' good faith belief, Revenue and EBITDA for the period from April 1, 1997 through May 31, 1997 (calculated for purposes of Section 2.1(e)(vii)) will exceed the thresholds applicable to Section 2.1(e)(vii) or (2) Drilex shall have advised Baker Hughes that the Board of Directors of Drilex shall have elected not to delay the Closing Date to determine the Monthly Statements for May 1997, in which case the Drilex Value shall be $15.00 and the provisions of Section 2.1(e)(vii) shall cease to apply; and

             (iv) Baker Hughes shall not have notified Drilex within five business days of its receipt of the certificate referred to in clauses
        (ii) and (iii) that, in its good faith belief, it disagrees with any of Drilex's good faith beliefs contained in such certificate.

     If this condition is not satisfied or waived, then the Closing Date shall not occur until such time as the Test Period includes May 1997.

     6.3 Conditions of Obligations of Drilex. The obligation of Drilex to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Drilex:

          (a) Representations and Warranties. Each of the representations and warranties of Baker Hughes and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.2 hereof) could not reasonably be expected to have a Material Adverse Effect on Baker Hughes or as otherwise contemplated by this Agreement.

          (b) Performance of Obligations of Baker Hughes and Sub. Baker Hughes and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Tax Opinion. Drilex shall have received an opinion, reasonably satisfactory to Drilex, dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of Drilex, a copy of which will be furnished to Baker Hughes, of Vinson & Elkins L.L.P., counsel to Drilex, to the effect that, if the Merger is consummated in accordance with the terms of this Agreement, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, such counsel may receive and rely upon representations of fact substantially similar to those referred to in the forms of certificates of Drilex and Baker Hughes included in Schedules 3.1(u) and 3.2(t), respectively.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Drilex:

          (a) by mutual written consent of Drilex and Baker Hughes, or by mutual action of their respective Boards of Directors;

          (b) by either Drilex or Baker Hughes if (i) the Merger shall not have been consummated by September 16, 1997 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction, or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) any required approval of the Drilex stockholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

          (c) by Baker Hughes if (i) for any reason Drilex fails to call and hold a stockholders meeting for the purpose of voting upon this Agreement and the Merger by September 1, 1997 (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to Baker Hughes if Drilex would be entitled to terminate this Agreement under
     Section 7.1(d) or if the S-4 did not become effective at least 45 days prior to such date); (ii) Drilex shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Drilex at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Drilex of notice of such breach and is existing at the time of termination of this Agreement); (iii) any representation or warranty of Drilex contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by Drilex of notice of such breach and is existing at the time of termination of this Agreement) or on and as of the time of such termination as if made on and as of such time (except to the extent it relates to a particular date), except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.1 hereof) could not reasonably be expected to have a Material Adverse Effect; (iv) after the date hereof there has been any Material Adverse Change with respect to Drilex, except for general economic changes or changes that may affect the industries of Drilex or any of its Subsidiaries generally (provided that a decrease in Drilex's revenues or EBITDA shall not, without any other facts that would constitute a Material Adverse Change, be deemed a Material Adverse Change unless the next clause is applicable); (v) either
     (x) Revenue for the period from April 1, 1997 to the end of the most recent month for which the Monthly Statements have been finally determined pursuant to Section 2.1 (other than April 1997) is less than $10,900,000 (if such month is May 1997) or $15,900,000 (if such month is June 1997) or
     (y) EBITDA for the period from April 1, 1997 to the end of the most recent month for which the Monthly Statements have been finally determined pursuant to Section 2.1 (other than April 1997) is less than $1,200,000 (if such month is May 1997) or $1,800,000 (if such month is June 1997); or (vi) Drilex gives Baker Hughes written notice (expressly referencing this clause) stating that in Drilex's good faith belief, Drilex expects the provisions of clause (v) to be applicable and stating good faith expected amounts for Revenue and EBITDA for the periods from April 1, 1997 to May 31, 1997 and to June 30, 1997, in which case Baker Hughes may terminate this Agreement by giving written notice to Drilex within seven days of receipt of such notice from Drilex; provided, however, that if Baker Hughes does not so terminate this Agreement, then the referenced amounts in
     Section 7.1(c)(v) shall be deemed amended to such lower amounts, the Drilex Value shall be $15.00 and the provisions of Section 2.1(e)(vii) shall cease to apply;

          (d) by Drilex if (i) Baker Hughes or Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Baker Hughes of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of Baker Hughes or Sub contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by Baker Hughes of notice of such breach and is existing at the time of termination of this Agreement) or on and as of the time of such termination as if made on and as of such time (except to the extent it relates to a particular date), except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.2 hereof) could not reasonably be expected to have a Material Adverse Effect; or (iii) after the date hereof there has been any Material Adverse Change with respect to Baker Hughes, except for general economic changes or changes that may affect the industries of Baker Hughes or any of its Subsidiaries generally;

          (e) by Baker Hughes if (i) the Board of Directors of Drilex shall have withdrawn or modified, in any manner which is adverse to Baker Hughes, its recommendation or approval of the Merger or this Agreement and the transactions contemplated hereby or shall have resolved to do so, or (ii) the Board of Directors of Drilex shall have recommended to the stockholders of Drilex any Acquisition Proposal or any transaction described in the definition of Acquisition Proposal, or shall have resolved to do so;

          (f) by Drilex if Drilex shall exercise the right specified in clause
     (ii) of Section 4.2(a); provided that Drilex may not effect such termination pursuant to this Section 7.1(f) unless and until (i) Baker Hughes receives at least three business days' prior written notice from Drilex of its intention to effect such termination pursuant to this Section 7.1(f); (ii) during such period, Drilex shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Baker Hughes may propose; and
     (iii) Drilex pays the amounts required by Section 7.2 concurrently with such termination; or

          (g) by Baker Hughes if any Governmental Entity shall have issued any Injunction or taken any other action permanently imposing, prohibiting or compelling any of the limitations, prohibitions or compulsions set forth in
     Section 6.2(d) and such Injunction or other action shall have become final and nonappealable.

     7.2  Effect of Termination.

     (a) In the event of termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except (i) with respect to this Section 7.2, the second and third sentences of Section 5.4, and Section 8.1, (ii) to the extent that such termination results from the willful breach (except as provided in Section 8.8) by a party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement and (iii) from the date hereof until the Termination Date (as defined in the Stockholder Agreement), Drilex shall not participate in any transaction or take any action to approve any transaction that treats the Option Shares (as defined in the Stockholder Agreement) less favorably than the outstanding shares of Drilex Common Stock generally.

     (b) If Baker Hughes or Drilex terminates this Agreement pursuant to Section 7.1(e) or 7.1(f), Drilex shall, on the day of such termination, pay Baker Hughes a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by Baker Hughes.

     (c) If this Agreement is terminated (A) by Baker Hughes or Drilex pursuant to Section 7.1(b)(ii) or Section 7.1(g) as a result of an Injunction or other action relating to any antitrust, trade, or regulatory laws or regulations of any governmental, regulatory or administrative authority, agency or commission (U.S. or foreign) ("Antitrust Laws") or (B) by Baker Hughes or Drilex pursuant to Section 7.1(b)(i) at a time when the nonconsummation of the Mergers is a result of the failure to satisfy the conditions set forth in Sections 6.1(c) or
(e) or Section 6.2(d) by reason, in any such case, of any Antitrust Law, and Drilex shall not have failed to perform or observe in any material respect any of its obligations under this Agreement (including, without limitation, Section 5.6), then Baker Hughes shall, on the day of such termination, pay to the Company a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by Drilex.

     (d) In the event Baker Hughes receives any fee pursuant to Section 7.2(b), Baker Hughes shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against Drilex or any of its affiliates, officers or directors based in whole or in part upon a breach of this Agreement by them or their receipt, consideration, negotiation, recommendation, or approval of an Acquisition Proposal or the exercise by Drilex of its right of termination under
Section 7.1(f).

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Drilex, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Payment of Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, except that the filing fees with respect to the Proxy Statement and the S-4 shall be paid by Baker Hughes.

     8.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 5.9 through 5.12 and 7.2 and
Article VIII, the agreements delivered pursuant to Section 5.7 and the representations, covenants and agreements contained in Section 5.17. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

     8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

     (a) if to Baker Hughes or Sub, to:

       Baker Hughes Incorporated
       3900 Essex Lane
       Houston, Texas 77027
       Attention: Lawrence O'Donnell, III
       Facsimile: 713-439-8472

     with a copy to:

          J. David Kirkland, Jr.
        Baker & Botts, L.L.P.
        3000 One Shell Plaza
        Houston, Texas 77002
        Facsimile: 713-229-1522

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

     (b) if to Drilex, to:

         Drilex International Inc.
        15151 Sommermeyer
        Houston, Texas 77041
        Attention: John Forrest
        Facsimile: 713-849-2390

        with a copy to:

        Scott N. Wulfe
        Vinson & Elkins L.L.P.
        1001 Fannin
        2300 First City Tower
        Houston, Texas 77002-6760
        Facsimile: 713-758-2346

     8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. Any representations and warranties that are qualified by the phrase "to the best knowledge" of a party or phrases with similar wording shall be interpreted to refer to the knowledge, after reasonable investigation, of (i) in the case of Drilex, Messrs. Forrest, Broussard, Kerr, Simmons and Baldwin and (ii) in the case of Baker Hughes, its executive officers.

     8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.7, 5.9, 5.11 and 5.17, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     8.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 5.6 hereof or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed direct wholly owned Subsidiary of Baker Hughes. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.10 Schedules. For purposes of this Agreement, Schedules shall mean the Schedules contained in the Confidential Disclosure Schedule, dated the date hereof, delivered in connection with this Agreement and initialed by the parties hereto.

     IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                                            BAKER HUGHES INCORPORATED

                                            By:      /s/ ERIC L. MATTSON
                                              ----------------------------------
                                                       Eric L. Mattson
                                                  Senior Vice President and
                                                   Chief Financial Officer

                                            BAKER HUGHES MERGER, INC.

                                            By:      /s/ ERIC L. MATTSON
                                              ----------------------------------
                                                       Eric L. Mattson
                                                          President

                                            DRILEX INTERNATIONAL INC.

                                            By:       /s/ L. E. SIMMONS
                                              ----------------------------------
                                                        L. E. Simmons
                                                    Chairman of the Board

                                       37